VioQuest Pharmaceuticals, Inc.
Chart of Option Grants to Management and Directors
as of May 29, 2008

Name	Option Grant Date	Size of Option	Exercise Price per Share
Michael Becker	11/21/2007	501,334	$3.00
	11/21/2007	29,974	$3.00
Brian Lenz	10/6/2003	1,500	$16.70
	4/19/2004	2,500	$14.00
	1/24/2005	6,000	$10.80
	11/29/2005	10,000	$10.30
	3/31/2006	10,000	$8.50
	5/11/2007	10,000	$5.50
	2/28/2008	80,000	$1.20
Stephen Rocamboli	10/28/2003	1,290	$19.60
	7/11/2017	10,000	$3.80
Michael Weiser	10/28/2003	1,290	$19.60
	7/11/2007	10,000	$3.80
Johnson Lau	1/12/2006	17,000	$7.50
	3/31/2006	15,000	$8.50
	7/11/2007	10,000	$3.80